CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 12 to the Registration Statement on Form N-4 (“Registration Statement”) (File Nos. 333-123035 and 811-03488) of the Phoenix Life Variable Accumulation Account of our report dated May 1, 2015, relating to the financial statements of Phoenix Life Variable Accumulation Account which appears in such Registration Statement. We also consent to the reference to us as “Experts” and as an “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 5, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 12 to the Registration Statement on Form N-4 (“Registration Statement”) (File Nos. 333-123035 and 811-03488) of the Phoenix Life Variable Accumulation Account of our report dated May 13, 2015, relating to the consolidated financial statements of Phoenix Life Insurance Company which appears in such Registration Statement. We also consent to the reference to us as “Experts” and as an “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

June 5, 2015